COMMERCIAL AND INDUSTRIAL LEASE AGREEMENT

(For Use by members of the Topeka Board of REALTORS, Inc.)


     THIS LEASE is made this 11th day of July 1996 between Bowman Properties, Inc., LESSOR and First American Capital
Corporation, LESSEE.

     LESSOR hereby leases to LESSEE, and LESSEE hereby leases from LESSOR, the following described premises, hereinafter referred to as "the premises", in the City of Topeka, County of Shawnee, State of Kansas.


To Wit: the first floor office suite in the office building at 3360 SW Harrison Street, Topeka, KS. Lease is based on 2700 gross s.f. applicable to said space.


for a term of 3 years and 0 months, beginning on the 1st day of August, 1996, and ending the 31st day of July, 1999. LESSEE will take occupancy the day following the Doug Wright For Congress Campaign
Offices moves out of the space after the August 6, 1996 primary. Rent shall be prorated from the date of occupancy by LESSEE.

LESSEE agrees to pay LESSOR rent according to the following schedule:

Year 1,2&3   $11.73 per s.f.    $2639.25 per month    $31,671 per year

Each month rent payment shall be due and payable on the 1st day of each and every month of the term hereof, in advance at LESSORS office at 4848 SW 21st Street, PO Box 4241, Topeka, KS 676604 or at such place as LESSOR may designate from time to time, in writing.

     LATE CHARGES: If the rent is not paid by the 10th day of the month a late charge of $100 shall be assessed. All unpaid amounts of rent and additional rent due LESSOR under this Lease shall bear interest at the rate of ten percent (10%) per annum from the due date until paid. All other amounts due to LESSOR under this Lease shall be considered as additional rent, and if unpaid when due, shall bear interest at the rate of ten percent (10%) per annum from the due date until paid.

GUARANTEE:
     This lease shall be personally guaranteed for one year by Rick D. Meyer who for the first year of this lease shall be responsible for maintaining the rent schedule provided above should First American Capital fail to do so.

OPTION FOR RENEWAL:
     LESSEE shall have the option to renew this lease with all its rights and responsibilities for a period of three years at the following rent schedule:

Year 1,2,3    $12.44 per s.f.    $2799 per month     $33,588 per year


LESSEE shall give LESSOR at least 90 days notice of his desire to exercise this option for renewal.

1.   SECURITY DEPOSIT:
     Concurrently with its execution of the Lease, LESSEE shall deliver to LESSOR $2639 as security for the performance by LESSEE of every covenant and condition of this Lease. Said deposit may be co-mingled with other funds of LESSOR and shall bear no interest. If
LESSEE shall default with respect to any covenant or condition of this Lease, including, but not limited to the payment of rent, LESSOR may apply the who or any part of such security to the payment of any sum which LESSOR may be required to spend by reason of LESSEE's default.
Should LESSEE comply with all of the covenants and conditions of this Lease, the security deposit or any balance thereof shall be returned to LESSEE at the expiration of the term hereof. Nothing in this Paragraph shall be deemed to limit the amount of any claim, demand or cause of action of Lessor against LESSEE under the provisions of this Lease.

2.   POSSESSION AT BEGINNING OF TERM:
     LESSOR shall use due diligence to give possession as nearly as possible at the beginning of the term of this Lease, and rent shall abate pro rata for the period of any delay in so doing. LESSEE shall make no other claim against LESSOR for any such delay.

3.   PRO RATA SHARE:
     In the event pro rata share applies in this Lease, it shall be calculated as follows: lessees rentable area is approximately 2700 square feet in the building located at 3360 SW Harrison in such premises being more particularly outlined on the plan attached as Exhibit A. For purposes of this Lease, total rentable area in the above building is 5400 square feet and LESSEE's proportionate share is fifty percent (50%). Payment of the LESSEE's pro rate share shall be as follows:

4.   INSURANCE:
     LESSEE shall comply with all insurance regulations so the lowest fire, lighting, explosion, extended coverage and liability insurance rates may be obtained; and nothing shall be done or kept in or on the premises by LESSEE which will cause an increase in the premium for any such insurance on the premises or on any building of which said premises are a part or which will cause cancellation of any such insurance.

     Premiums for a policy written by a company approved to do business by the insurance commissioner of the State of Kansas for fire and extended coverage insurance for the property shall be paid for by LESSOR.

     If, during the term of this Lease, the premium for the fire and what is commonly known as extended coverage insurance should be changes so as to cause an increase in premium, then LESSEE shall pay, as additional rent, the LESSEE's pro rata share of such increase, which amount shall be payable within fifteen days from the date of the LESSOR's notice of an amount so due hereunder.

     If the building or demised premises are made partially or substantially untenantable by fire or other casualty, LESSOR may elect either to (a) Terminate this Lease as of the date of such fire or other casualty by delivery of written notice of termination to LESSEE within sixty (60) days after said date, whereupon LESSEE shall immediately surrender said premises and all interest to LESSOR; or (b) Proceed with due diligence to repair, restore or rehabilitate the building and demised premises. Restoration of leasehold improvements shall be at LESSEE's sole expense except to the extent of LESSOR's receipt of insurance proceeds for said loss.

     If LESSOR elects not to repair and the building and demised premises have been damaged by casualty due to the act or neglect of the LESSEE, its employees, agents, servants, invitees, or guests, then the LESSEE shall pay to the LESSOR upon demand the amount of the LESSOR's loss.

     If all or any part of the demised premises are rendered substantially untenantable by fire or other casualty not due to the act or neglect of LESSEE, its employees, agents, servants, invitees or guests under this Lease is not terminated, then rent shall abate for said part of the demised premises which are untenantable on a per diem basis from and after the date of the fire or other casualty and until the demised premises are repaired and restored.

     LESSEE, at LESSEE's cost and expense, shall maintain comprehensive general liability insurance protecting and indemnifying
LESSEE and LESSOR, as an additional insured, against any and all claims of liability for injury or damage to persons or property or for the loss of life or property occurring upon, in or about the demised premises, and the public portions of the building caused by or resulting from any act or omission (in whole or in part) of LESSEE, its employees, agents, servants, invitees or guests; such insurance to afford minimum protection during the term of this Lease, of not less than $500,000 for personal injury to any one person, including death, and $500,000 for personal injury including death or more than one person arising out of any one occurrence and not less the $500,000 with respect to property damage. All such insurance shall be effected under valid and enforceable policies; shall be issued by insurers of recognized responsibility; and shall contain a provision whereby the insurer agrees not to cancel the insurance without ten (10) days prior written notice to LESSOR. On or before the commencement date, LESSEE, shall furnish LESSOR with certificates evidencing the aforesaid insurance coverage, and renewal policies or certificates therefore shall be furnished to LESSOR at least ten (10) days prior to the expiration date of each policy for which a certificate was theretofore furnished.

     LESSOR hereby waives all claims for recover from LESSEE for any loss or damage to LESSOR or its property insured under valid and collectible insurance policies to the extent of the proceeds collected under such insurance policies; provided, however, that this waiver shall be effective only if allowed by the applicable insurance policy of LESSOR.

REAL ESTATE TAXES AND ASSESSMENTS:
     Real estate taxes and assessments shall be the responsibility of the (x) LESSOR only; ( ) LESSEE only; ( ) LESSOR and LESSEE. If
"LESSEE' or LESSOR and LESSEE" is checked above, LESSEE's obligation and schedule for payment of all or part of the real estate taxes and assessments shall be as follows: LESSEE shall be responsible for only his pro rata share of any increases in real property taxes assessed for 1995 on the property at 3360 SW 29th.

6.   UTILITIES:
     Utilities for the premises shall be paid by the indicated party
                                        LESSOR         LESSEE
     GA                                     X
     ELECTRIC                               X
     WATER/SEWER                            X
     STORM WATER FEE                        X
     TRASH                                  X

     The LESSOR does not warrant that nay of the services above mentioned will be free from interruptions caused by repairs, renewals, improvements, alterations, strikes, war, civil unrest, acts of God, lockout, accidents, inability of LESSOR to obtain fuel or supplies, or other causes beyond the reasonable control of the LESSOR. Any such interruption of service shall never be deemed an eviction or disturbance of LESSEE's use and possession of the premises or any part thereof, or render the LESSOR liable to the LESSEE for damages, or relieve the LESSEE from performance of LESSEE's obligations under this Lease.

7.   MAINTENANCE AND REPAIR
     Responsibility for maintenance and repair shall be as follows:
                                             LESSOR    LESSEE
     EXTERIOR & ROOF                           X
     DOORS & GLASS                             X
     HVAC, ELECTRIC, & PLUMBING GENERAL
        MAINTENANCE                            X
     PLUMBING SYSTEM MAJOR COMPONENT
        REPLACEMENT                            X
     HVAC, ELECTRICAL SYSTEM MAJOR COMPONENT
        REPLACEMENT                            X
     INTERIOR MAINTENANCE, MINOR                          X
     REDECORATING
     PEST CONTROL                                         X

8.   COMMON AREA MAINTENANCE:
     The LESSEE shall have the obligation for his pro rata share as set fourth in Paragraph 3 for the following items described below:

     Interior: LESSOR

     Exterior: LESSOR


     In the event LESSEE is responsible for any of the above listed and the premises are a part of a multi-tenant property, LESSEE shall pay its pro rata share based on the terms set forth in Paragraph 3 above.

9.   JANITORIAL:
     LESSEE shall be responsible for the janitorial within the subject space.

10.  OTHER SERVICES:

11.  TENANT FINISH:
     LESSEE is responsible for any remodel or redecoration of the subject space. No work shall be done in the subject space without prior approval by the LESSOR; such approval shall not be unreasonable withheld. All costs related to said remodel and redecoration shall be the responsibility of the LESSEE. All bills for material and labor for said work, along with evidence of their payment, shall be submitted to LESSOR or his designated agent.

     All improvements related to said remodel shall be in full compliance with all federal, stat and local laws and regulations.

     LESSOR does agree to initially pay cost of agreed upon alterations. LESSEE agrees that said costs will be amortized and included in LESSEE's rent payments.

12.  ACCEPTANCE:
     LESSEE has inspected and knows the condition of the premises and accepts the same in their present condition (subject to ordinary wear, tear, and deterioration in the event the term commences after the date hereof and to the rights of present or former occupant or occupants , if any, to remove movable property).

13.  PERSONAL PROPERTY
     LESSOR shall not be liable for any loss or damage to any merchandise or personal property in or about the premises, regardless of the cause of such loss or damage.

14.  ALTERATIONS:
     LESSEE shall make no alterations or improvements to the leased premises without first obtaining written consent from LESSOR. LESSEE shall construct any such alterations and improvements in compliance will all applicable federal, state, and local government laws and regulations.

15.  SIGNS AND ADVERTISEMENTS:
     LESSEE shall not put upon nor permit to be put upon any part of the premises any signs, billboards, or advertisements whatsoever, without the prior written consent of LESSOR. LESSOR provides directory signs at curb side and in the entry lobby. LESSEE at his expense may have installed compatible signs on said directors and on entry door or adjacent glass.

16.  ASSIGNMENT:
     LESSEE shall not assign, transfer or encumber this Lease and shall not sublease the premises or any part thereof or allow any other person to be in possession thereof without the prior written consent of LESSOR, in each and every instance, which consent or consents shall note be unreasonably withheld.

17.  SUCCESSORS:
     The provisions, covenants and conditions of the Lease shall bind and inure to the benefit of the legal representatives, heirs, successors and assigns of each of the parties hereto, except that no assignment or subletting by LESSEE without the written consent of LESSOR shall vest any right in the assignee or sublease of the LESSEE.

18.  LESSOR'S RIGHT OF ENTRY:
     LESSOR, its officers, agents and representatives shall have the right to enter into and upon any and all parts of the demised premises, at reasonable times, to inspect same or clean or make repairs or alterations or additions as LESSOR may deem necessary, and LESSOR may and shall, at all times, have master keys or pass keys to the demised premises and LESSEE agrees that LESSEE shall not change any locks in the doors in the demised premises without LESSOR's prior written consent. IF
LESSEE shall not be present to open and permit any entry into the demised premises at any time, LESSOR may enter the same by a master key or pass key or may forcibly enter the same, without rendering
LESSOR liable therefore, provided that during such entry LESSOR shall take reasonable care of LESSEE's property. LESSOR shall have the right at any time to erect, use, maintain, repair, replace or relocate pipes, ducts, wiring conduits and similar devices in and through the demised premises and to enter upon said premises for the purpose of the performance of any such work. Nothing contained above shall be deemed to impose upon LESSOR any obligations, responsibility or liability whatsoever for the care, supervision or repair of the building or the premises or any part thereof and LESSEE shall be entitled to no abatement of rent or reduction of rent by any reason thereof. LESSOR shall further have the right to enter the premises at reasonable hours to exhibit same to prospective purchasers or lessees and inspect the premises to see that LESSEE is complying with all of its obligations hereunder or to make repairs or modifications to any adjoining space or to the building.

19.  FIXTURES:
     All buildings, repairs, alterations, additions, improvements, installations, and any other fixtures by whomsoever installed or erected (except such business trade fixtures and equipment belonging to LESSEE as can be removed without damage to or leaving incomplete the premises or building) shall belong to LESSOR and remain on and be surrendered with the premises as a part thereof at the expiration of this Lease or any extensions thereof.

20.  PUBLIC REQUIREMENTS:
     LESSEE shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the premises or the use thereof, and save LESSOR harmless from expense or damage resulting from failure to do so.

21.  EMINENT DOMAIN:
     If the premises or any substantial part thereof shall be taken by any competent authority under the power of eminent domain or be acquired for any public or quasi-public use or purpose, the term of the Lease shall cease and terminated as to the portion of the premises so taken upon the date when the possession of said premises is required to be surrendered. The LESSEE shall not be entitled to an apportionment of the award, and LESSEE shall have no claim against LESSOR for the value of any unexpired term of this Lease. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of LESSOR's building or the land under it or if the grade of any street or alley adjacent to the building is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the building to conform to the changed grade, LESSOR shall have the right to cancel this Lease after giving written notice of cancellation to LESSEE not less than ninety (90) days prior to the date of cancellation designated in the notice. In either of said events, rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be e payable by the LESSOR to the LESSEE for the right of cancellation and the LESSEE shall have no right to share in the condemnation award or in any judgement for damages caused by the taking or the change of grade. Nothing in this paragraph shall preclude an award being made to LESSEE for loss of business or depreciation to and cost of removal of equipment or fixtures.

22.  DEFAULT AND REMEDIES:
     (a) DEFAULT. LESSOR may give LESSEE five days notice of intention to terminate this Lease in any of the following circumstances:

          (1) BREACH. If the LESSEE SHALL DEFAULT in observing, performing, or keeping any term, provision, covenant or condition of the Lease on Lessee's part to be kept, observed or performed (other than covenants for payment of basic rent and additional rent) and shall not cure such default within 15 days after LESSOR gives LESSEE written notice thereof, or, if such default cannot be cured completely within the 15 day period, if LESSEE does not promptly commence within such period and thereafter proceed with due diligence to cure the same.

          (2) INSOLVENCY. If LESSEE is unable to meet its obligations as they become due, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, or takes the benefit of any insolvency act, or a permanent receiver or trustee is appointed for LESSEE's property and such appointment is not vacated within 90 days. For these purposes, "LESSEE" shall mean the LESSEE then in possession of the leased property.

          (3) ABANDONMENT.   If the leased property becomes vacant or deserted
           for a period of 30 days.

          (4) ASSIGNMENT. If this Lease is assigned or the leased property sublet other than in accordance with the Lease terms and such default is not cured with 15 days after notice.

          (5) RENT. If LESSEE shall be in default of the prompt payment, when due, of any installment of basic rent or additional rent.

     (b) TERMINATION. If LESSOR gives the five days notice of termination provided in subparagraph (a), at the expiration of such period this Lease shall terminate as completely as if that were the date fixed for the expirations hereof, and LESSEE shall then surrender the leased property to LESSOR. If this Lease so terminates, LESSOR may, without any formal demand or notice, re-enter the leased property by an unlawful detainer action or by any other means, including force, and remove LESSEE therefrom without being liable for any damages therefore. Upon termination of this lease, LESSOR may terminate any sublease then in effect, without the consent of the sublessee.

     (c) CONTINUED LIABILITY. LESSEE shall remain liable for all its obligations under this Lease, despite LESSORS'S reentry, and LESSOR may re-rent or use the leased property as LESSEE's agent, if LESSOR so elects. LESSEE waives any legal requirement for notice of intention to re-enter and any right of redemption.

     (d) STATUTORY NOTICE. Nothing in this article shall be deemed to require LESSOR to give LESSEE any notice except as required by statue, before the commencement of any unlawful detainer action for nonpayment of any basic or additional rent.

     (e) DEFICIENCY. If the Lease terminates as provided in this article, LESSOR may at any time recover from LESSEE the amount by which the rent and charges equivalent to rent reserved herein for the balance of the term exceed the reasonable rental value of the leased property for the same period.

     (f) TIME OF ESSENCE. Time is of the essence of this Lease with respect to LESSEE's performance of its obligations hereunder.

23.  WAIVER OF SUBROGATION:
     LESSOR shall not be liable to LESSEE for any loss or damage to any person or property, including the person and property of the LESSEE, its employees, agents, servants, invitees or guests, occasioned by theft, the acts of any co-lessee or the acts of any employee or agent of any co-lessee, leaks, casualty, rain, water, condensation, fire, acts of God, public enemy, injunction, riot, strike, insurrection, picketing, mob action, bombing, explosion, war, court order, latent defects, requisition or order of government authority, the construction or repair, maintenance or alteration of any part improvement of the building as a whole, or any other cause not due to LESSOR's gross or willful negligence. LESSEE shall indemnify LESSOR and save it harmless from all suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon, at or from the demised premises or the occupance or use by LESSEE of the demised premises or any part thereof, or occasioned wholly or in part by any action or omission of LESSEE, its employees, agents, servants, invitees or guest. If LESSOR shall be made a party to any action commenced by or against LESSEE, the LESSEE shall protect and hold LESSOR harmless and shall pay all costs, expenses and attorneys' fees incurred by LESSOR.

24.  ESTOPPEL CERTIFICATE:
     LESSEE shall from time to time upon not less than ten (10) days prior written request by LESSOR, deliver to LESSOR a statement in writing certifying that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease as modified is in full force and effect, the dates to which rent or other charges have been paid, and that LESSOR is not in default , a detailed description thereof. LESSEE hereby appoints LESSOR as LESSEE's Attorney-in-Fact with full power and authority to execute and deliver in the name of the LESSEE any such certificate in the event LESSEE fails to do so on request.

25.  SUBORDINATION:
     This Lease shall be subject and subordinate at all times to the Lien of existing mortgages and Deeds of Trust or both and of mortgages or Deeds of Trust or both which hereafter may be made a Lien on the demised premises. Although no instrument or act on the part of the LESSEE shall be necessary to effectuate such subordination, the LESSEE will nevertheless execute and deliver such further instruments of subordinating this Lease to the Lien of any such mortgages or Deeds of Trusts as may be desired by the Mortgagee or Beneficiary. LESSEE hereby irrevocably appoints the LESSOR its Attorney-in-Fact to execute and deliver any such instrument in the name of the LESSEE in the event the LESSEE fails to do so. LESSEE acknowledges that its title is and always shall be subordinate to the title of the owner of the building. LESSEE further agrees to attorn to any new purchaser or purchaser at foreclosure and that no foreclosure of any Deed of Trust or Mortgage shall entitle LESSEE to terminate or cancel this Lease.

26.  WAIVER:

     The rights and remedies of the LESSOR under this Lease, as well as those provided or accorded by law, shall be cumulative, and none shall be exclusive of any other rights or remedies hereunder or allowed by law. A waiver by LESSOR of any breach or breaches, default or defaults of LESSEE hereunder shall not be deemed or construed to be a continuing waiver of such breach or default nor as a waiver of or permission, expressed or implied, for any subsequent breach or default, and it is agrees that the acceptance by LESSOR of any installment of rent subsequent to the date the same should have been paid hereunder, shall in no manner alter or affect the covenant and obligation of LESSEE to pay subsequent installments of rent promptly upon the due date thereof. No receipt of money by LESSOR after the termination in any way of the Lease shall reinstate, continue or extend the term above demised.

27.  BANKRUPTCY:
     Neither this Lease nor any interest therein nor any estate hereby created shall pass to any trustee or receiver in bankruptcy or to any other receiver or assignee for the benefit of creditors by operation of law or otherwise during the term of this Lease or any renewal thereof.

28.  HOLDING OVER:
     In case of holding over by LESSEE after expiration or termination of this Lease or of any renewal or extension thereof, LESSEE will pay, at a minimum, double rent for the entire hold over period. LESSEE shall further be liable to LESSOR for all direct and consequential damages caused to LESSOR by LESSEE's wrongful hold over and for all attorney's fees and expenses incurred by LESSOR in enforcing its rights hereunder. After the expiration date of this Lease, unless LESSEE is allowed to remain under an express and written hold over agreement, LESSEE shall be deemed and shall be a trespasser; and LESSEE hereby expressly agrees and understands that LESSEE has no right to the demised premises after the expiration date of the Lease or of any renewal or extension thereof.

29.  QUIET POSSESSION:
     LESSOR agrees that so long as LESSEE fully complies with all of the terms, covenants and conditions herein contained on LESSEE's part to be kept and performed, LESSEE shall and may peaceably and quietly have, hold, and enjoy the said premises for the term aforesaid, it being expressly understood and agreed that the aforesaid covenant of quiet enjoyment shall be binding upon the LESSOR, its heirs, successors, or assigns. LESSOR further covenants and represents that LESSOR has full right, title, power, and authority to make, execute and deliver this LEASE.

30.  NOTICES:
     Any and all notices required or permitted to be given hereunder shall be served either personally or by United State pail, postage prepaid (and if permitted by law, by Registered or Certified Mail), at the following addresses:
               TO LESSOR:     Douglas S. Wright
                              Bowman Properties,Inc.
                              4848 SW 21st
                              Topeka, KS 66604
               TO LESSEE:     Rick D. Meyer
                              First American Capital Corporation
                              3360 SW Harrison
                              Topeka, KS 66611
31.  ENVIRONMENTAL:
     LESSOR represents and warrants that during the term in which LESSOR owned the property neither LESSOR nor, to the best of LESSOR's knowledge, any third party has used, generated, manufactured, stored or disposed of on, under, or about the property or transported to or from the property any "hazardous materials". The term "hazardous materials" shall mean any flammable explosives, toxic wastes or substances including without limitation, any substances defined as "hazardous wastes, hazardous materials, hazardous substances, , or toxic substances" under any applicable federal, state, or local laws or regulations.

32.  ADDENDUM:
     There is one addendum and one exhibit to this Lease as of the date of execution.

33.  REALTOR AGENCY:
     Griffith & Blair, Inc. is the agent of the LESSOR with the duty to represent the LESSOR's interest and will not be the agent of the LESSEE. Information given to the agent will be disclosed to the LESSOR. LESSOR and LESSEE acknowledge that the disclosure of agency status was made prior to the execution of this Lease.

34.  ENTIRE AGREEMENT:
     This Lease contains the entire agreement between the parties, and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by the LESSOR and the LESSEE after the date hereof. If there be more than one LESSEE named herein, the provisions of this Lease shall be applicable to and binding upon such LESSEES, jointly and severally.

35.  TIME OF THE ESSENCE:
     Time is expressly declared to be of the essence of this agreement.

36.  SEVERABILITY:
     In the event any provision of the Lease are officially found to be contrary to law, or void as against public policy or otherwise, such provisions shall be either modified to conform to the law or considered severable with the remaining provisions hereof continuing in full force and effect.

37.  LEGAL USE:
     LESSEE shall only use and occupy the demised premises for a business office. LESSEE agrees to maintain the premises in a clean, orderly, healthful condition and to comply with all laws, ordinances, rules and regulations, of all governmental agencies having jurisdiction over the demised premises. LESSEE will not use, occupy or permit the use or occupancy of the demised premises for any unlawful, disruptive, or extra -hazardous purpose, or maintain or permit the maintenance of any public or private nuisance; or do or permit any act or thing which may disturb the quiet enjoyment of any other LESSEE of the building; or keep any substances or carry on or permit any operation which might emit offensive odors into other portions of the building; or use any apparatus which might make undue noise or set off vibrations in the building; or permit anything to be done which would increase the fire insurance rate or other insurance rates on the building or contents. LESSEE shall not obstruct or use the sidewalks, entries, passages, vestibules, halls, elevators or stairways of the building for any other purpose than ingress or egress to and from the demised premises, or throw or sweep or put anything out of the windows or doors, or in the passages or corridors of the building.

38.  RULES AND REGULATIONS:
     LESSEE, its employees, agents, servants, invitees, and guests will comply fully with all requirements of the Rules and Regulations of the building as of and hereafter established by LESSOR. LESSOR shall at all times have the right to change such Rules and Regulations or to amend them in such reasonable manner as may be deemed advisable for the safety, care, cleanliness, and exterior and interior appearance of the premises and building and for the preservation of good order and control therein and throughout. All of the Rules and Regulations, changes and amendments thereto, will be forwarded to LESSEE and after LESSEE shall carry out and observe all of such Rules, Regulations, changes and amendments.

THIS IS A LEGALLY BINDING CONTRACT.  IF NOT
UNDERSTOOD, SEEK THE ADVISE OF AN ATTORNEY.

     IN WITNESS WHEREOF, said parties hereunto subscribed their
names.  Executed in    2     Originals.


     LESSOR                             LESSEE


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